Exhibit 10.14

September 6, 2005

Wayne M. Richman

4 Fawn Hill Drive

Monsey, NY 10952

Re:	Non-Competition Agreement dated August 2, 2004
Wayne M. Richman – Vitamin Shoppe Industries Inc. and VS Holdings, Inc.

Dear Wayne:

This letter is intended to supersede the Letter Agreement dated July 22, 2005 and shall serve as a modification of certain of the terms and provisions of the above-referenced agreement (“Agreement”).

Your Annual Cash Bonus (as defined in the Agreement) shall be based upon Vitamin Shoppe’s Management Incentive Plan (“MIP”) applicable to all officers other than the CEO. Notwithstanding the foregoing, for 2005 and subsequent years your minimum bonus shall be not less than twenty-five percent (25%) of your salary.

Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved. The July 22, 2005 letter is hereby rescinded and shall be of no further force or effect.

Please sign below confirming your agreement with the foregoing.

VS Holdings, Inc.
Vitamin Shoppe Industries Inc.

/s/ Thomas Tolworthy
Thomas Tolworthy, CEO

AGREED AND ACCEPTED THIS 6 DAY OF SEPTEMBER, 2005

/s/ Wayne Richman
WAYNE RICHMAN